ANDERSEN

                                                    Arthur Andersen LLP
                                                    1601 Market Street
                                                    Philadelphia PA 19103-2499
June 20, 2002                                       Tel 267 675 6000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. That individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 20, 2002 of R&B, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,

Arthur Andersen LLP




Copy to:
Mr. Mathias J. Barton, Chief Financial Officer, R&B, Inc.